As filed with the Securities and Exchange Commission on April 14, 1997
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                      CONSOLIDATED FREIGHTWAYS CORPORATION
             (Exact name of registrant as specified in its charter)

                              -------------------

                Delaware                                   77-0425334
      (State or other jurisdiction             (IRS Employer Identification No.)
   of incorporation or organization)

           175 Linfield Drive
         Menlo Park, California                               94025
(Address of Principal Executive Offices)                    (Zip Code)

                              -------------------

          Consolidated Freightways Corporation of Delaware 401(k) Plan
                              (Full title of plan)

                              -------------------


                               STEPHEN D. RICHARDS
                      Consolidated Freightways Corporation
                               175 Linfield Avenue
                          Menlo Park, California 94025
                     (Name and address of agent for service)


   Telephone number, including area code, of agent for service: (415) 326-1700

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                     Proposed          Proposed
                                                     Maximum           Maximum             Amount
                             Amount                  Offering          Aggregate           of Regis-
Title of Securities          to Be                   Price Per         Offering            tration
to Be Registered             Registered              Share (1)         Price (1)           Fee (2)
-----------------            ----------              ---------         -----------         ---------
Common Stock                 1,500,000 Shares        $11.625           $17,437,500         $5,284.09
(par value $.01
per share)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares is based on $11.625, which was the average of the high and low sale prices of the Common Stock of Consolidated Freightways Corporation on April 9, 1997 as reported in The
     Wall Street Journal for Nasdaq National Market issues.

(2) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: one-thirty-third (1/33) of one percent of the Proposed Maximum Aggregate Offering Price of the shares registered.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ----------------------------------------

          The following documents filed by Consolidated Freightways Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report and the Plan's latest annual report, filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the most recent fiscal year; and

          (c) The description of the Company's Common Stock contained in the Registration Statement.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          --------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

Limitation of Liability
-----------------------

          Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit. As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined.

Indemnification and Insurance
-----------------------------

          The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made by a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          The Company has obtained an insurance policy that insures its directors and officers against certain liabilities.

Item 7.   Exemption From Registration Claimed.
          ------------------------------------

          Not Applicable.

Item 8.   Exhibits.
          ---------

          4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 dated November 26, 1996, File No. 333-16851)

          4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 dated November 26, 1996, File No. 333-16851)

          5.1  Internal Revenue Service Determination Letter

          23.1 Consent of Arthur Andersen LLP, independent public accountants

          24.1 Powers of Attorney

Item 9.   Undertakings.
          -------------

The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Sec-tion 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on March 31, 1997.

                                   CONSOLIDATED FREIGHTWAYS CORPORATION


                                   By  STEPHEN D. RICHARDS
                                       -----------------------------------------
                                       Stephen D. Richards
                                       Senior Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 31, 1997.


         Signature                               Title
         ---------                               -----

*  W. ROGER CURRY              President, Chief Executive Officer and Director
---------------------------    (Principal Executive Officer)
W. Roger Curry

*  DAVID F. MORRISON           Executive Vice President, Chief Financial Officer
---------------------------    (Principal Financial and Accounting Officer)
David F. Morrison

*  ROBERT W. HATCH             Director
---------------------------
Robert W. Hatch

*  J. FRANK LEACH              Director
---------------------------
J. Frank Leach

*  JAMES B. MALLOY             Director
---------------------------
James B. Malloy

*  RAYMOND F. O'BRIEN          Director
---------------------------
Raymond F. O'Brien


* By  STEPHEN D. RICHARDS
      -------------------------------------
      Stephen D. Richards, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Administrative Committee of the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on March 31, 1997.


                                  CONSOLIDATED FREIGHTWAYS CORPORATION
                                  OF DELAWARE
                                  SAVINGS PLAN ADMINISTRATIVE COMMITTEE



                                  STEPHEN D. RICHARDS
                                  -------------------------------------
                                  Stephen D. Richards, Member


                                  DAVID F. MORRISON
                                  -------------------------------------
                                  David F. Morrison, Member


                                  SUNIL BHARDWAJ
                                  -------------------------------------
                                  Sunil Bhardwaj, Member

                                  EXHIBIT INDEX


Exhibit
Number        Document Description
-------       --------------------

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 dated November 26, 1996, File No. 333-16851)

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 dated November 26, 1996, File No. 333-16851)

5.1           Internal Revenue Service Determination Letter

23.1          Consent of Arthur Andersen LLP, independent public accountants

24.1          Powers of Attorney